UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2015

CVS HEALTH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d): Effective March 5, 2015, the Board of Directors (the “Board”) of CVS Health Corporation (the “Corporation”) elected Alecia A. DeCoudreaux to serve on the Board.

Ms. DeCoudreaux, age 60, has been President of Mills College, a liberal arts college for women with graduate programs for women and men, since July 2011. Previously, Ms. DeCoudreaux served in a number of leadership roles at Eli Lilly and Company (“Eli Lilly”), a global pharmaceutical manufacturer, including as vice president and deputy general counsel, specialty legal team, from 2010-2011, vice president and general counsel, Lilly USA, from 2005-2009, and secretary and deputy general counsel of Eli Lilly from 1999-2005. During her 30-year career with Eli Lilly Ms. DeCoudreaux also previously served as an executive director of Lilly Research Laboratories, director of federal government relations, director of state government relations and director of community relations. In addition, Ms. DeCoudreaux has served on a number of charitable, educational, for profit and non-profit boards, including as both a trustee and board chair at Wellesley College.

Ms. DeCoudreaux was determined by the Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Corporation’s Corporate Governance Guidelines.

Ms. DeCoudreaux’s compensation for service as a non-employee director will be consistent with that of the Corporation’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The Corporation’s director compensation practices are described under the caption “Non-Employee Director Compensation” in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on about March 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President
and Chief Financial Officer
Dated: March 7, 2015